MEMC Electronic Materials Second Quarter 2012 Earnings Conference Call August 8, 2012

2 Agenda  Safe Harbor  2Q12 Summary Results  Period Comparisons  2Q12 Review and Segment Highlights  SunEdison Pipeline & Installations  Project Highlights  Cash Flow  Balance Sheet & Liquidity  Outlook  Post Restructuring Breakeven Metrics  Appendix  Segment Cash Flow  Forward-Looking Statements

3 With the exception of historical information, the matters disclosed in this presentation are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its 2011 Form 10-K, and Q1 2012 and Q2 2012 Form 10-Qs, in addition to the risks and uncertainties described on page 18 of this presentation. These forward-looking statements represent the Company’s judgment as of the date of this presentation. The Company disclaims, however, any intent or obligation to update these forward-looking statements. This presentation also includes non-GAAP financial measures. You can find a reconciliation of each of these non-GAAP measures to the most directly comparable GAAP financial measure in our earnings press release filed on Form 8-K today with the SEC and posted in the Investor Relations portion of our web site at www.memc.com. Safe Harbor

2Q12 Summary Results Note: unaudited 4  2Q results driven by Solar Energy project sales, recovery in Semi volume and improved profitability  OpEx includes $10M additional accrual for FRV earn out  Non-GAAP net income includes a tax adjustment of $37 million primarily related to a DTA reversal ($ Millions, except per share) Semiconductor Materials Solar Energy Corporate MEMC GAAP Non-GAAP Adjustments (Solar Energy) MEMC Non-GAAP Net Sales 232.7 575.7 - 808.4 125.0 933.4 Gross Profit 106.4 49.8 156.2 Gross Margin% 13.2% 16.7% Operating Expenses 105.7 - 105.7 Operating Income / (Loss) (4.3) 27.7 (22.7) 0.7 49.8 50.5 Operating Margin % -1.8% 4.8% 0.1% 5.4% Other Expense / (Income) 45.8 (7.9) 37.9 Profit / (Loss) Before Tax (45.1) 57.7 12.6 Income Taxes/(Benefit) 14.3 (36.5) (22.2) Equity in (Loss) Earnings of JVs/Noncontrolling Interest (1.9) - (1.9) Net Income (Loss) (61.3) 94.2 32.9 Diluted Earnings (Loss) per Share (0.27)$ 0.41$ 0.14$

Period Comparisons Note: unaudited 5 Revenue  Sequential revenue growth reflects solar project and semi volume increases EPS  Performance reflects improved operating leverage in both semi and solar segments  2Q11 results included favorable revenue and margin impact from LTA contract resolution with a customer 2Q 2012 1Q 2012 2Q 2011 ($ Millions, except per share) Non-GAAP Non-GAAP $ Variance % Variance Non-GAAP $ Variance % Variance Net Sales 933.4 523.8 409.6 78% 779.6 153.8 20% Gross Profit 156.2 52.5 103.7 198% 196.6 (40.4) -21% Gross Margin % 16.7% 10.0% 25.2% Operating Expenses 105.7 104.3 1.4 1% 129.4 (23.7) -18% Operating Income (Loss) 50.5 (51.8) 102.3 197% 67.2 (16.7) -25% Operating Margin % 5.4% -9.9% 8.6% Net Income (Loss) 32.9 (59.4) 92.3 155% 66.2 (33.3) -50% Diluted Earnings (Loss) per Share 0.14 (0.26) 0.40 154% 0.29 (0.15) -52% vs. Prior Quarter vs. Prior Year

2Q 2012 Review

Key Metrics	2Q 2012 Outlook	2Q 2012 Actual
Semiconductor Revenue	Up 5% - 10%	Up 8%
Solar Energy Systems MW Sold (Non-GAAP)	130 – 170	169
Solar Energy Systems Avg. Price ($/$W_{dc}$)	~$3.50	$3.52
Operating Expenses ($M)	< $110	$106
Capex ($M)	< $50	$36
Non-GAAP Interest / Other Expense ($M)	< $25	$38*

* Includes $7M write-off of pre-paid lender fees related to the sale and deconsolidation of Bulgaria project entity and $12M foreign exchange loss.

Industry Backdrop

- Semi market volume recovered in Q2, although 300mm ASP remained under pressure due to lower industry utilization.
- Solar materials ASP continued to drop, although rate of decline moderated.

2Q Highlights

- Profitably sold 98 MW of projects in Europe despite challenging circumstances.
- Semi returned to positive free cash flow and continued to generate positive EBITDA and operating cash flow.
- Quarter-end cash balance at $449M; total liquidity at $719M.
- Executed construction revolver amendment to remove rating draw stop; new capacity is $110M.

6

MEMC SunEdison

3.4 18.5 0.8 (12.5) (4.3) 14.2 -20 -10 0 10 20 30 Q2 Q3 Q4 Q1 Q2 2011 2012 Revenue ($ Millions) Operating Profit ($ Millions) Sequential up $17M, or 8%  10% higher volume; volume increased across all diameters  Partially offset by 2% decline in average ASP YOY down $43M, or 16%  6% volume decline driven by smaller diameters  Average price down approximately 10% Sequential up $8M  Higher gross margin due to higher capacity utilization, partially offset by lower ASP YOY down $8M  Lower margin due to lower ASP and capacity utilization  Partially offset by lower opex from both restructuring savings and earthquake charges in 2Q11 (61.4) Note: unaudited Semiconductor Materials 7 Adjusted (restructuring) Japan earthquake 275.3 268.4 227.9 216.0 232.7 0 100 200 300 Q2 Q3 Q4 Q1 Q2 2011 2012

Revenue ($ Millions) Operating Profit ($ Millions) Sequential up $393M, or 128%  $383M higher system sales, including sale of Italian projects that were previously interconnected  Partially offset by lower system ASP driven by mix of project geography and type YOY up $196M, or 39%  141MW higher in project MW sold  Partially offset by $252M lower in solar material sales, including $149M LTA contract resolution in 2Q11 Sequential up $92M  Higher MW sold; improved gross margin despite lower ASP YOY down $11M  Lower materials sales and gross margin on LTA customer contract resolution in 2Q11  Partially offset by higher system sales 14.8 27.5 5.7 (14.7) 77.5 88.6 (20.0) -30 30 90 Q2 Q3 Q4 Q1 Q2 2011 2012 Solar Energy – Non GAAP Note: unaudited 8 (1111.4) Adjusted (restructuring) Adjusted (goodwill impairment) Adjusted (LTA settlement) Non-GAAP Adjusted Non-GAAP 504.3 590.6 544.2 307.8 700.7 0 360 720 Q2 Q3 Q4 Q1 Q2 2011 2012

11 140 20 30 85 161 149 87 155 78 105 160 330 255 147 104 55 28 82 109 49 - 100 200 300 400 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2010 2011 2012 Interconnect Construction Sales SunEdison Pipeline & Installations Note: unaudited 9 Pipeline by Region Pipeline by Size Pipeline of 2.9GWdc  Remained flat net of 87MW quarterly interconnections and net organic growth 169MWdc recognized as non-GAAP revenue  Includes 98MW of previously interconnected European projects 87MWdc interconnected in 2Q 2012 Construction & Interconnections (MWdc) 10 ≤ MW <100 47% 1 ≤ MW <10 20% MW≥100 23% MW <1 10% North America 64% EMEA & LA 11% Emerging Markets 25% 169MW

Major Projects Sold in 1H 2012

Karadzhalovo, Bulgaria



Las Cruces, NM



Project	MW_{dc}	Location	PPA / FiT	Buyer(s)
Karadzhalovo	**60**	**Bulgaria**	**Sienit**	**First Reserve, Crescent, ACWA**
Restinco	25	Italy	Sun Energy & Partners	Insurance Company
SAWS 1 & 2	24	U.S - TX	CPS	Citi
Rutley	11	Canada	Ontario Power Authority	Solar Income Corp.
Sandhurst	11	Canada	Ontario Power Authority	Solar Income Corp.
SPP3	10	Thailand	Provincial Electricity Authority	EGCO
SPP5	10	Thailand	Provincial Electricity Authority	EGCO
SPP2	10	Thailand	Provincial Electricity Authority	EGCO
SPP4	7	Thailand	Provincial Electricity Authority	EGCO
Las Cruces	**14**	**U.S. - NM**	**El Paso Electric**	**Citi**
Gioia	6	Italy	Alerion	Platina
Marcianise	5	Italy	Star Energia	Platina/Eoxis
Riardo	5	Italy	Star Energia	Platina/Eoxis
Others	20			
Total	**218**	MW_{dc}		

- 1H12 project sales represented by diverse geographies
- Total sold in 1H12 was 218MW, split 200MW direct sale, 18MW sale-leaseback

Note: unaudited

10

Cash Flow Note: unaudited 11  Strong 2Q cash flow due to project sales and improved working capital position  Operating cash flow of $100M and free cash flow of $114M 55 21 63 154 98 Ending Cash 449 Interest Expense & Other 67 Capex, Investment & Solar System Construction 121 Net Solar Energy Financing Deferred Revenue Inventories A/P 135 A/R GAAP Operating Income plus Depreciation Beginning Cash 381 ($Millions)

632 1,231 613 449 1,325 Balance Sheet and Liquidity 12 ($ Millions) Assets Liabilities/ Equity Cash Non-recourse debt LT debt Equity Solar energy systems (PP&E) Note: unaudited Key Ratios (excl. non-recourse debt) Q2 Act. Q2 Covenant Debt to TTM EBITDA 1.7 <3.0 Liquidity $719M >$350M  Continued focus on cash management  $719 million in liquidity o $449 million cash/cash equivalents o $270 million unused credit facility  Non-recourse debt excluded from leverage calculations in covenants 2012 2013 2014 2015 $2.4 Recourse Debt Principal Repayment Schedule through 2016 (US$M): Minimal amount of principal repayment of recourse debt within the next five years $5.1 $5.2 $5.1 $5.1 2016

3Q 2012 Outlook 13  Semiconductor Materials: Expecting revenue growth on higher volume and stable ASP  Solar Energy: Expecting lower 3Q MW sold due to project timing; pricing flat to higher  Cash: Expecting cash similar to 1Q 2012 levels due to FRV earn-out and lower Solar MW Key Metrics 3Q 2012 Comments Semiconductor Revenue Up 3% - 8% QoQ Higher 3Q volume and stable ASP Solar Energy Systems MW Sold (non-GAAP) 40 - 60 Project timing Solar Energy Systems Avg. Price ($/Wdc) > $3.50 Flat price in 3Q due to project mix Operating Expenses ($M) < $100 Capex ($M) < $30 Capex trending lower; focusing on Semi Non-GAAP Interest Expense ($M) < $25

Full Year 2012 Outlook

Key Metrics	2012FY Prior	2012FY Updated	Comments
Semiconductor Revenue	Down 2%-5%	Down 2%-5%	4Q risk increasing as visibility has diminished due to macro concerns
Solar Energy Systems MW Sold (non-GAAP)	> 400	> 400	Lower 3Q but higher 4Q due to project timing
Solar Energy Systems Avg. Price ($/$W_{dc}$)	> $3.50	> $3.50	
Operating Expenses ($M)	<$375	~ $385	
Capex ($M)	< $175	< $150	Capex trending lower; focusing on Semi
Non-GAAP Interest Expense ($M)	< $100	< $100	

- Semiconductor Materials: See softer 2H on volume and pricing
- Operating Expense: Expecting higher Opex due to FRV earn-out expensing in Q2 2012
- Cash: Expecting to end year similar to 2Q 2012 level

14

MEMC SunEdison

Post Restructuring Breakeven Scenario – Non-GAAP

Key Metrics	Breakeven Quarterly Scenario	Versus Breakeven Scenario: 3Q 2012	Versus Breakeven Scenario: 4Q 2012	Comments
Revenue ($M)	~$600	≈	↑	Expect Q/Q volatility – project timing
MW Sold	~75	↓	↑	
Gross Margin ($M)	~$110	↓	≈	≈18.5%
Operating Expense ($M)	~$85	↑	≈	Trending down due to restructuring
Operating Profit ($M)	~$25	↓	↑	
Non-GAAP Interest Expense ($M)	~$25	≈	≈	
Total Cash Flow	~$0	↓	↑	FRV in 3Q

- While there are multiple moving parts within each business segment, we are continuing to lower our breakeven revenue level to be better than the above scenario.
- Quarterly revenue volatility is expected to continue as timing of solar projects and semiconductor industry cycles provide headwinds.

15

MEMC SunEdison

16 Appendix

Segment Cash Flow 17 Note: unaudited Solar Semi For the Quarter ending Jun. 30, 2012 Energy & Corp 2Q12 Net Loss (2.8)$ (57.2)$ (60.0) Depreciation & Amortization 22.4 31.6 54.0 Stock Compensation 0.2 6.6 6.8 Accounts Receivable 12.2 8.6 20.8 Inventory/Solar Energy Systems 56.0 7.1 63.1 Accounts Payable (138.9) 4.1 (134.8) Deferred Revenue 154.4 0.0 154.4 Other Operating 12.3 (11.0) 1.3 Taxes, net 0.0 (5.3) (5.3) Operating Cash Flow 115.8 (15.5) 100.3 Capital Expenditures (13.1) (23.2) (36.3) Construction of PV Systems (58.7) 0.0 (58.7) Financing & Capital Lease Obligations, net 98.1 0.0 98.1 Proceeds from Noncontrolling Interests 10.8 0.0 10.8 Free Cash Flow 152.9 (38.7) 114.2 Restricted Cash & Other (47.4) 1.2 (46.2) Total Cash Flow 105.5$ (37.5)$ 68.0$

Forward-Looking Statements 18 Certain matters discussed in this presentation are forward-looking statements, including that for the third quarter of 2012, the company expects semiconductor revenue expected to be up 3%-8% sequentially, with solar energy systems sold (non-GAAP) of 40-60MW, solar energy systems average pricing of greater than $3.50/watt, operating expenses of less than $100 million, capital spending of less than $30 million and non-GAAP interest expense of less than $25 million; and that for the full year 2012, the company expects semiconductor revenue to be down 2-5% year- over-year, solar energy systems sales volume (non-GAAP) greater than 400MW, solar energy systems average pricing of greater than $3.50/watt, operating expenses of approximately $385 million, capital spending less than $150 million and non-GAAP interest expense of less than $100 million; that the Q3 2012 cash balance is expected to be similar to Q1 2012 levels due to payment of the FRV earn-out, A/P and lower Solar Energy MW; that the company expects the cash balance at the end of 2012 to be similar to the 2Q 2012 level; and the various post- restructuring breakeven scenario metrics. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include concentrated project development risks related to large scale solar projects; the availability of attractive project finance and other capital for SunEdison projects; changes to accounting interpretations or accounting rules; changes in the pricing environment for silicon wafers and polysilicon, as well as solar power systems; market demand for our products and services; the availability and size of government and economic incentives to adopt solar power, including tax policy and credits and renewable portfolio standards; the ability to effectuate and realize the savings from the restructuring plan; our ability to maintain adequate liquidity and compliance with our debt covenants; the need to impair long lived assets or other intangible assets due to changes in the carrying value or realizability of such assets; the effect of any antidumping or countervailing duties imposed on photovoltaic cells and/or modules in connection with any trade complaints in the United States or elsewhere; the result of any Chinese government investigations of unfair trade practices in connection with polysilicon exported from the United States or South Korea into China; existing or new regulations and policies governing the electric utility industry; our ability to convert SunEdison pipeline into completed projects in accordance with our current expectations; dependence on single and limited source suppliers; utilization of our manufacturing volume and capacity, including the successful ramping of production at our Ipoh facility; the terms of any potential future amendments to or terminations of our long-term agreements with our solar wafer customers; general economic conditions, including interest rates; the ability of our customers to pay their debts as they become due; changes in the composition of worldwide taxable income and applicable tax laws and regulations, including our ability to utilize any net operating losses; failure of third-party subcontractors to construct and install our solar energy systems; seasonality or quarterly fluctuations in our SunEdison business; the impact of competitive products and technologies; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management's financial estimates; actions by competitors, customers and suppliers; changes in the retail industry; damage to our brand; acquisitions of pipeline in our Solar Energy segment; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in foreign economic and political conditions; changes in technology; changes in currency exchange rates and other risks described in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this presentation. The company disclaims, however, any intent or obligation to update these forward-looking statements.